Exhibit 4.1












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                            SHARE PURCHASE AGREEMENT

                                     BETWEEN

                     FOND NARODNIHO MAJETKU CESKE REPUBLIKY

                                    AS SELLER

                                       AND

                                    CEZ, a.s.

                                  AS PURCHASER


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                               DATED JUNE 28, 2002

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This  Share  Purchase  Agreement  (this  "Agreement")  is made on June 28,  2002 pursuant to the provisions of Sections 409 et seq. of Act No. 513/1991 Coll., the Commercial Code, as amended (the "Commercial Code") and the provisions of Sections 13 et seq. of Act No. 591/1992 Coll., the Securities Act, as amended (the "Securities Act"), between

Fond narodniho majetku Ceske republiky
having its registered office at Rasinovo nabr. 42, 128 00 Prague 2 Identification No.: 41692918 registered in the Commercial Register administered by the Prague Municipal Court, Section A-LXII, File 174 acting through: Ing. Vladislav Raska
First Vice-Chairman of the Executive Committee and
Ing. Jan Juchelka
Second Vice-Chairman of the Executive Committee

the ("Seller")

and

CEZ, a.s.
having its registered office at Duhova 2/1444, 140 53 Prague 4
Identification No.: 45274649
registered in the Commercial Register administered by the Prague Municipal Court, Section 8, File 1581

acting through:     Ing. Jaroslav Mil, M.B.A.
                    Chairman of the Board of Directors
                    and
                    JUDr. Ivan Cestr
                    Director

(the "Purchaser")

                               W I T N E S S E T H

          WHEREAS, in its Resolution No. 477 dated May 6, 2002 and Resolution No. 628 dated June 12, 2002 concerning an amendment to Resolution No. 477 dated May 6, 2002, on the privatization of the state equity interest in the regional distribution companies (collectively the "Resolution"), the Czech government decided to privatize the Sale Shares by their sale on the terms and conditions specified in this Agreement, specifically by their direct sale to the Purchaser as the predetermined transferee; and

          WHEREAS, the Seller owns, and the Purchaser wishes to acquire, the Sale Shares;

          NOW, THEREFORE, the Purchaser and the Seller have agreed as follows.


                                    ARTICLE I
                              SUBJECT OF AGREEMENT

On the terms and subject to the conditions specified herein in accordance with the Resolution, the Seller agrees to transfer the Sale Shares and title thereto to the Purchaser for consideration and the Purchaser agrees to pay the Purchase Price for the Sale Shares to the Seller in the manner described in Article III hereof.


                                   ARTICLE II
                                 PURCHASE PRICE

2.1 Purchase Price. The purchase price for all the Sale Shares (the "Purchase Price") has been determined on the basis of an expert opinion prepared by Ing. Robert Maticka, DrSc., an expert in the area of economics,

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prices and  appraisals,  appointed in  accordance  with the provision of Section
196a (3) and Section 59 (3) of the Commercial Code under Resolution Ref. No. Nc 4141/2002-11 of the Prague Municipal Court dated April 17, 2002, which became final on April 23, 2002, and is in accordance with the purchase price set by the Resolution as the privatization decision. The Purchase Price amounts to CZK 31,943,305,000 (to wit: thirty-one billion nine hundred forty-three million three hundred and five thousand Czech crowns) and is equal to the sum of:

          (a) an amount of CZK 3,820,414,000 (to wit: three billion eight hundred twenty million four hundred and fourteen thousand Czech crowns) for all of the Prazska Energetika Sale Shares, i.e., CZK 2,093.91 (to wit: two thousand ninety-three 91/100 Czech crowns) per Prazska Energetika Sale Share;

          (b) an amount of CZK 3,704,720,000 (to wit: three billion seven hundred four million seven hundred and twenty thousand Czech crowns) for all of the Stredoceska Energeticka Sale Shares, i.e., CZK 1,979.29 (to wit: one thousand nine hundred seventy-nine 29/100 Czech crowns) per Stredoceska Energeticka Sale Share;

          (c) an amount of CZK 3,861,276,000 (to wit: three billion eight hundred sixty-one million two hundred and seventy-six thousand Czech crowns) for all of the Vychodoceska Energetika Sale Shares, i.e., CZK 3,051.96 (to wit: three thousand fifty-one 96/100 Czech crowns) per Vychodoceska Energetika Sale Share;

          (d) an amount of CZK 4,409,350,000 (to wit: four billion four hundred nine million three hundred and fifty thousand Czech crowns) for all of the Severoceska Energetika Sale Shares, i.e., CZK 2,816.86 (to wit: two thousand eight hundred sixteen 86/100 Czech crowns) per Severoceska Energetika Sale Share;

          (e) an amount of CZK 4,792,249,000 (to wit: four billion seven hundred ninety-two million two hundred and forty-nine thousand Czech crowns) for all of the Zapadoceska Energetika Sale Shares, i.e., CZK 6,181.59 (to wit: six thousand one hundred eighty-one 59/100 Czech crowns) per Zapadoceska Energetika Sale Share;

          (f) an amount of CZK 1,387,000,000 (to wit: one billion three hundred and eighty-seven million Czech crowns) for all of the Jihoceska Energetika Sale Shares, i.e., CZK 2,128.68 (to wit: two thousand one hundred twenty-eight 68/100 Czech crowns) per Jihoceska Energetika Sale Share;

          (g) an amount of CZK 3,770,104,000 (to wit: three billion seven hundred seventy million one hundred and four thousand Czech crowns) for all of the Jihomoravska Energetika Sale Shares, i.e., CZK 3,196.24 (to wit: three thousand one hundred ninety-six 24/100 Czech crowns) per Jihomoravska Energetika Sale Share;

          (h) an amount of CZK 6,198,192,000 (to wit: six billion one hundred ninety-eight million one hundred and ninety-two thousand Czech crowns) for all of the Severomoravska Energetika Sale Shares, i.e., CZK 3,738.84 (to wit: three thousand seven hundred thirty-eight 84/100 Czech crowns) per Severomoravska Energetika Sale Share.

2.2 Payment of the Purchase Price. The Parties have agreed that the Purchaser shall pay the Purchase Price as follows:

(a) a portion of the total purchase price in the amount of CZK 11,620,692,000 shall be paid by the delivery of the Draft unconditionally accepted by the CEPS Share Transferee without limitation as to the extent of the sum of money payable on the terms and conditions set in Article III hereof;

(b) a portion of the total purchase price in the amount of CZK 3,417,851,000 shall be paid within 30 days of the Share Settlement Date by wire transfer to the Seller;

(c) a portion of the total purchase price in the amount of CZK 1,504,762,000 shall be paid within 30 days of the Share Settlement Date by wire transfer to the Seller;

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(d) a portion of the total  purchase  price in the  amount of CZK  3,850,000,000 shall be paid by the delivery of a promissory note with the sum of money payable equal to such portion of the purchase price, drawn by the Purchaser on the Seller, due and payable on June 30, 2003, subject to the terms and conditions set in Article III hereof;

(e) a portion of the total purchase price in the amount of CZK 3,850,000,000 shall be paid by the delivery of a promissory note with the sum of money payable equal to such portion of the purchase price, drawn by the Purchaser on the Seller, due and payable on June 30, 2004, subject to the terms and conditions set in Article III hereof;

(f) a portion of the total purchase price in the amount of CZK3,850,000,000 shall be paid by the delivery of a promissory note with the sum of money payable equal to such portion of the purchase price, drawn by the Purchaser on the Seller, due and payable on June 30, 2005, subject to the terms and conditions set in Article III hereof;

(g) a portion of the total purchase price in the amount of CZK 3,850,000,000 shall be paid by the delivery of a promissory note with the sum of money payable equal to such portion of the purchase price, drawn by the Purchaser on the Seller, due and payable on June 30, 2006, subject to the terms and conditions set in Article III hereof.

2.3  Interest. The portion of the total  purchase  price that will be paid under
Section 2.2 (b) through (g) hereof shall bear interest from the transfer date of the Sale Shares at a rate equal to 3M PRIBOR CZK (Prague Interbank Offered Rate) plus a margin of 0.3% per annum. The interest rate shall be determined as of the Share Settlement Date and thereafter on the first business day of each calendar quarter until the full repayment of the installments under Section 2.2 (b) and
(c) hereof or, as the case may be, until the date of payment under the drafts drawn by the Purchaser under Section 2.2 (d) through (g) hereof. Interest shall be due and payable on the last Business Day of each calendar quarter by wire transfer, with the last interest payment being due and payable on the payment date of the last installment or on the date of the last payment under the drafts drawn by the Purchaser under Section 2.2 (d) through (g) hereof.

2.4 Assignment of Receivable. The amount payable in respect of the portion of the purchase price under Section 2.2 (b) hereof, which may be adjusted in accordance with Section 3.6 (c) hereof, shall, in accordance with Section III/5 of the Resolution, be assigned by the Seller without consideration to the Ministry of Labor and Social Affairs for the purposes of pension insurance, including interest payable on the assigned portion of the purchase price under
Section 2.3 hereof. Subsequently, this amount shall be set off between the Ministry of Labor and Social Affairs and the Purchaser against the amount payable to the Purchaser in respect of the purchase price under the Agreement with the Ministry of Labor and Social Affairs. Notwithstanding the stated maturity of the portion of the purchase price under Section 2.2 (b) hereof, the Purchaser shall not be in default with its payment until the date of Draft Settlement, if the Draft Settlement is to be made under this Agreement, and the assignment of the amount payable in respect of this portion of the purchase price to the Ministry of Labor and Social Affairs.


                                   ARTICLE III
                                     CLOSING

3.1 Closing. The transfer of the Sale Shares by the Seller to the Purchaser and the payment of the Purchase Price by the Purchaser to the Seller under the provisions of Section 2.2 hereof (the "Closing") shall be made in the manner described below in this Section 3.1:

          (a) The transfer of the Sale Shares from the Seller to the Purchaser shall be arranged, in accordance with the Settlement Orders, by the universal settlement center UNIVYC, a.s., having its registered office at Rybna 14, Prague 1, Identification No.:
               25081489 ("UNIVYC"). UNIVYC shall settle the transfer in accordance with its rules governing the settlement of off-exchange securities transactions, unless the Settlement Order provide otherwise.

          (b) The Purchaser shall pay the portion of the Purchase Price pursuant to Section 2.2 (a) and (d) through (g) hereof to the Seller by the close of the second Business Day immediately preceding the Share Settlement Date by the delivery of the Draft unconditionally accepted by the CEPS Share Transferee under the CEPS Share Purchase Agreement without limitation as

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               to the sum payable under the draft to the Depositary,  and by the delivery of the drafts drawn by the  Purchaser  under Section 2.2
               (d) through (g) hereof. The Purchaser together with the CEPS Share Transferee shall deposit the Draft with the Depositary. The Depositary shall confirm in writing the receipt of the Draft to the Purchaser and the CEPS Share Transferee and, by 10.00 a.m. on the Business Day immediately preceding the Share Settlement Date, to the Seller. The Depositary shall release the Draft to the Seller on the day following written notice from the CEPS Share Transferee or evidence from the Seller or the Purchaser to the effect that the shares in CEPS, a.s. have been credited, pursuant to the CEPS Share Purchase Agreement, to the securities account of the CEPS Share Transferee maintained at the Securities Center. If the Depositary shall not have received such notice from the CEPS Share Transferee or such evidence from the Seller or the Purchaser within 30 days of the receipt of the Draft, the Depositary shall return the Draft to the CEPS Share Transferee. The Depositary shall inform the Purchaser and the CEPS Share Transferee or, respectively, the Seller and the Purchaser without delay of the delivery of the draft to the Seller or the return of the Draft to the CEPS Share Transferee.

          (c) The Seller agrees to enter the Seller Settlement Order in the settlement system of UNIVYC no later than 12:00 noon on the Business Day immediately preceding the Share Settlement Date.

          (d) The Purchaser agrees to enter the Purchaser Settlement Order in the settlement system of UNIVYC, through the Securities Dealer, no later than 12:00 noon on the Business Day immediately preceding the Share Settlement Date.

          (e) The Purchaser shall ensure that an amount denominated in Czech crowns equal to the sum of the fees charged by UNIVYC and the Securities Dealer in connection with the Closing shall have been deposited in account No. 71 504-011/0100 maintained with Komercni banka, a.s. no later than 12:00 (noon) on the Business Day immediately preceding the Share Settlement Date so that UNIVYC is able to carry out the Settlement Order.

          (f) The Purchaser shall pay the portion of the Purchase Price pursuant to Section 2.2 (c) hereof to the Seller within thirty
               (30) days of the Settlement Date to the Seller's account No. 421657/0300, Variable Symbol: 503444001, Specific Symbol:
               4767569102, maintained with Ceskoslovenska obchodni banka, a.s., Prague 1 - Namesti Republiky Branch.

          (g)  The  Securities  Dealer  shall  act  on  the  Purchaser's  behalf vis-a-vis UNIVYC and shall, without limitation, enter the Purchaser Settlement Order in the settlement system maintained by UNIVYC. The obligations of the Purchaser hereunder and its liability for any breach thereof shall not be affected in any respect by any act or omission of the Securities Dealer.

3.2 Alternative Settlement Method. Should it be impossible to use the settlement system of UNIVYC to effect the transfer of the Sale Shares from the Seller to the Purchaser, the Parties shall take action and cooperate in good faith to effect the transfer of the Sale Shares from the Seller to the Purchaser by alternative means.

3.3 Partial Settlement. If the conditions, if any, for the transfer of any of the Sale Shares that are registered shares subject to a restriction on transfer have not been satisfied, the settlement shall only be made with respect to that portion of the Sale Shares for which the failure to satisfy the conditions does not hinder the transfer. The Seller shall use its reasonable best efforts to ensure that the conditions for the transfer of any unsettled shares are subsequently satisfied; in particular, the Seller shall make a request for the consent to the transfer of such shares. If the conditions with respect to all or a part of such unsettled shares are satisfied, the Parties shall make a settlement in respect of such shares and transfer such shares within thirty (30) days of the satisfaction of the conditions for the transfer. If the transfer of such unsettled shares shall not have taken place by June 20, 2006, the number of the Sale Shares shall be reduced by the number of such shares and the Purchase Price shall be reduced accordingly, i.e., by the value of the shares which have not been transferred and the pro rata amount payable in connection with the Purchase Price.

3.4 Subsequent Settlement. If, due to a capital increase, the Seller shall acquire additional shares in Prazska Energetika, Stredoceska
          Energeticka, Vychodoceska Energetika, Severoceska Energetika, Zapadoceska Energetika, Jihoceska Energetika, Jihomoravska Energetika or Severomoravska

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          Energetika within one year of the Settlement Date, the Purchaser shall accept a tender offer of the Seller within 30 days of receipt and purchase such additional shares from the Seller for a purchase price determined pursuant to this Agreement payable on the relevant quantity of such additional shares on terms and conditions similar to those contained herein.

3.5 Special Settlement. The Purchaser shall, pursuant to a written request of the municipality Lobendava, Postal Code: 407 82, Decin District, transfer free-of-charge 297 registered shares in Severoceska Energetika to the municipality without undue delay after the delivery of the written request of Lobendava to the Purchaser.

3.6 Adjustment of the Purchase Price; Draft Settlement. After the Closing Date, the auditor of CEPS shall, in accordance with the Resolution, carry out an audit of the results of operations of CEPS for the period from the execution of the CEPS Share Purchase Agreement to the Closing Date, and the New Expert shall prepare the New Expert Opinion on the basis of such audit. If the New Expert is appointed by both courts of competent jurisdiction pursuant to the nominations made by the CEPS Share Transferee and the Purchaser under the CEPS Share Purchase Agreement, the purchase prices payable for the shares in CEPS transferred under the CEPS Share Purchase Agreement and the Agreement with the Ministry of Labor and Social Affairs may, on the basis of the New Expert Opinion, be subject to change in accordance with the CEPS Share Purchase Agreement and the Agreement with the Ministry of Labor and Social Affairs. Even if the New Expert is not appointed pursuant to such nominations by both courts of competent jurisdiction, the New Expert shall still prepare the New Expert Opinion and deliver the same to the Expert. The Expert shall compare the values of the shares in CEPS determined by the New Expert Opinion and the Initial Expert Opinion and, if required, prepare the Expert's New Expert Opinion or confirm that he insists on the Initial Expert Opinion. The New Expert Opinion shall be prepared by the New Expert and delivered to the Seller, the Purchaser, the CEPS Share Transferee and the Ministry of Labor and Social Affairs within 60 days following the Closing Date. In the event of the preparation of the New Expert Opinion by the Expert, the Expert's New Expert Opinion shall be delivered in the manner described in the preceding sentence. If, on the basis of the New Expert Opinion of the New Expert or the Expert's New Expert Opinion, there is a change in the purchase prices payable for the shares in CEPS transferred under the CEPS Share Purchase Agreement and the Agreement with the Ministry of Labor and Social Affairs, the method for the payment of the Purchase Price shall be changed as follows:

          (a) The total amount of the Purchase Price hereunder shall remain unchanged.

          (b) The portion of the Purchase Price payable under Section 2.2 (a) hereof shall automatically be changed so that it is equal to the purchase price for the shares in CEPS transferred under the CEPS Share Purchase Agreement as determined pursuant to the New Expert Opinion of the New Expert or pursuant to the Expert's New Expert Opinion. On the Draft Settlement Date, the Seller and the Purchaser shall, in the presence of the CEPS Share Transferee, exchange the Draft delivered by the Purchaser to the Seller on the Share Settlement Date for the New Draft.

          (c)  The portion of the total purchase price payable under Section 2.2
               (b) hereof (to be assigned free-of-charge to the Ministry of Labor and Social Affairs) shall automatically be changed so that it is equal to the purchase price for the shares in CEPS transferred under the Agreement with the Ministry of Labor and Social Affairs determined under Section 3.6 hereof.

          (d) If pursuant to Section 3.6 (c) hereof, the portion of the total purchase price payable under Section 2.2 (b) hereof is reduced, the portion of the purchase price payable under Section 2.2 (c) hereof shall automatically be increased by the amount of the reduction in the portion of the total purchase price payable under Section 2.2 (b) hereof. The Purchaser shall pay the amount of such increase to the Seller within 15 days following the date of the proper settlement of drafts on the Draft Settlement Date in accordance with Section 3.6 (g) hereof by wire transfer to the Seller's account specified in Section 3.1 (f) hereof.

          (e) If pursuant to Section 3.6 (c) hereof, the portion of the total purchase price payable under Section 2.2 (b) hereof is increased, the portion of the total purchase price payable under Section 2.2
               (c) hereof shall automatically be reduced by the amount of the increase in the portion of the total purchase price payable under
               Section 2.2 (b) hereof. The Seller shall return the amount of such reduction to the Purchaser within 15 days following the date of the

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               proper  settlement  of  drafts on the  Draft  Settlement  Date in accordance with Section 3.6 (g) hereof by wire transfer to the Purchaser's account subsequently specified in writing by the Purchaser.

          (f)  The portions of the total  purchase  price  payable under Section
               2.2 (d) through (g) hereof shall automatically be increased by the amount of the reduction in the portion of the total purchase price payable under Section 2.2 (a) hereof or, as the case may be, reduced by the amount of the increase in the portion of the total purchase price payable under Section 2.2 (a) hereof, with the relative amounts of the portions of the total purchase price payable under Section 2.2 (d) through (g) hereof remaining unchanged after such increase/reduction in the individual portions of the total purchase price. The same changes shall apply to the principal amounts of the drafts to be drawn by the Purchaser pursuant to Section 2.2 (d) through (g) and this Section hereof and exchanged on the Draft Settlement Date for the drafts originally drawn by the Purchaser under Section 2.2 (d) through (g) hereof and delivered on the Share Settlement Date to the Seller.

          (g) Draft Settlement Date. On the Draft Settlement Date, the Parties shall, at the Seller's registered office and in the presence of the CEPS Share Transferee, settle the drafts so that:

               - the Purchaser shall draw a New Draft, the CEPS Share Transferee shall unconditionally accept the New Draft and the Purchaser shall deliver the New Draft to the Seller against the return of the Draft, the latter to be destroyed in the presence of the CEPS Share Transferee; and, simultaneously,

               -    the Purchaser  shall draw new drafts pursuant to Section 2.2
                    (d) through (g) and Section 3.6 (f) hereof and deliver such drafts to the Seller against the return of the drafts originally drawn by the Purchaser pursuant to Section 2.2
                    (d) through (g) hereof and delivered by the Purchaser to the Seller on the Share Settlement Date, the latter to be now destroyed.

          (h) The Parties and the CEPS Share Transferee shall provide to one another any and all assistance required for such settlement of drafts as described in Section 3.6 (g) hereof (the "Draft Settlement") and refrain from any action that might make such settlement impossible. If any Party is in default with the Draft Settlement, the defaulting Party shall pay to the other Party a contractual penalty of CZK 10,000,000 (to wit: ten million Czech crowns) for each day of default.


                                   ARTICLE IV
                          REPRESENTATIONS OF THE SELLER

The Seller hereby represents that all of the facts set forth in Sections 4.1 through 4.7 hereof are true and correct as of the date hereof and warrants that the facts set forth in Sections 4.1 through 4.7 hereof shall be true and correct as of the transfer date of the Sale Shares to the Purchaser.

4.1 Organization of the Seller. The Seller is a legal entity duly established under Act No. 171/1991 Coll., on the Competence of Authorities of the Czech Republic in the Matter of Transfers of State-Owned Property to Other Persons and on the National Property Fund of the Czech Republic, as amended.

4.2 Organization of the Companies. Each of the Companies is a joint stock company duly organized and validly existing under the laws of the Czech Republic.

4.3 Authorization of Agreement. The Seller has all requisite corporate power, authority and legal capacity to execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly and validly authorized and executed and delivered by the Seller and constitutes the legal, valid and binding obligations of the Seller in accordance with applicable law. The Seller's obligations hereunder are enforceable against the Seller in accordance with the terms of this Agreement.

4.4 No Violation. Neither the execution and delivery by the Seller of this Agreement nor the performance by the Seller of any of its obligations hereunder will violate any organizational or similar document of the

Seller, or any contractual or other obligation of the Seller, or any judgment or administrative order by which the Seller is bound or which is applicable to the Seller's assets or any part thereof or to which the Seller's assets are subject, or any law or regulation applicable to the Seller.

4.5 Consents of Third Parties. Except for (i) consents, permits and authorizations already obtained by the Seller, including, without limitation, the Resolution, (ii) the notification under Section 183d(1) of the Commercial Code that shall be made by the Seller in connection with the sale of the Sale Shares following the date of transfer of the Sale Shares to the Purchaser, (iii) approval of the concentration by the Antitrust Office pursuant to Sections 12 et seq. of the Competition Act, and (iv) Antitrust State Aid Decision 1 under the State Aid Act, no consent, waiver, approval, permit or authorization of, or declaration or filing with, or notification to, any person is required on the part of the Seller in connection with the execution and delivery of this Agreement, or the performance by the Seller of any of its obligations hereunder.

4.6 Issuance of Shares. The Sale Shares have been duly issued by the respective Companies in accordance with applicable laws and the respective Companies' Articles of Association and no separately transferable right within the meaning of Section 156a of the Commercial Code has been separated from the Sale Shares. The Sale Shares of each Company represent such percentage of the Company's registered capital, rounded to two decimal places, as is set forth in the relevant provisions of Article VIII hereof. The voting rights attached to the Sale Shares have been determined on the basis of their nominal value without any quantitative limitation. For the avoidance of doubt, neither this nor any other representation of the Seller contained herein shall be construed so that the acquisition of the Sale Shares by the Purchaser has no effect on the duration, enforceability, effectiveness, validity of or the ability to further exercise the special rights attached to the golden Sale Shares under Section 10a (4)(b) of Act No. 92/1991 Coll., on the Conditions for the Transfer of State-Owned Assets to Other Persons, as amended, and Article IV, Section 2 of Act No. 210/1993 Coll.; such special rights are vested in the Seller and may not be exercised by the Purchaser or any other person.

4.7 Seller's Ownership of the Sale Shares. The Seller is the exclusive owner of each of the Sale Shares, free and clear of any and all Third Party Rights, and all of the Sale Shares are freely transferable.

4.8 Damages. In the event of a breach by the Seller of any of the representations of the Seller contained in this Article IV (the "Seller's Representations") or of any of its agreements, covenants or undertakings contained in this Agreement (the "Seller's Covenants"), the Seller shall be obligated to pay to the Purchaser compensation for any damage incurred by the Purchaser as a result of or in connection with such breach of the Seller's Representations or the Seller's Covenants.


                                    ARTICLE V
                        REPRESENTATIONS OF THE PURCHASER

The Purchaser hereby represents that all of the facts set forth in Sections 5.1 through 5.5 hereof are true and correct as of the date hereof and warrants that such facts shall be true and correct as of the transfer date of the Sale Shares to the Purchaser.

5.1 Organization of the Purchaser. The Purchaser is a joint-stock company duly organized and existing under the laws of the Czech Republic.

5.2 Authorization of Agreement. The Purchaser has all requisite corporate power, authority and legal capacity to execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly and validly authorized and executed and delivered by the Purchaser and constitutes the legal, valid and binding obligations of the Purchaser in accordance with applicable law. The Purchaser's obligations hereunder are enforceable against the Purchaser in accordance with the terms of this Agreement.

5.3 No Violation. Neither the execution and delivery by the Purchaser of this Agreement nor the performance by the Purchaser of any of its obligations hereunder will violate any organizational or similar document of the Purchaser, or any contractual or other obligation of the Purchaser, or any judgment or administrative order by which the Purchaser is bound or to which the Purchaser's assets or any part thereof are subject, or any law or regulation applicable to the Purchaser.

5.4 Selected Finance Documents. In relation to the Selected Finance Documents, the Purchaser shall, within nine (9) months of the execution of this Agreement,
(i) obtain documents from the relevant banks, pursuant to which the banks shall waive or otherwise forfeit the rights they would have by virtue of a breach by the Purchaser of the Selected Affirmative Covenant or (ii) release itself, whether by prepayment of the obligations resulting from or related to the Selected Finance Documents or otherwise, from the obligations arising out of the Selected Finance Documents or the Selected Affirmative Covenant. The Purchaser shall inform the Seller in writing of compliance or non-compliance with this obligation within the same time limit.

5.5 Consents of Third Parties. Except for (i) consents, permits and authorizations already obtained by the Purchaser, (ii) the notification under
Section 183d(1) of the Commercial Code that shall be made by the Purchaser in connection with the acquisition of the Sale Shares after the date of transfer of the Sale Shares to the Purchaser, and (iii) approval of the concentration by the Antitrust Office pursuant to Sections 12 et seq. of the Competition Act, no consent, waiver, approval, permit or authorization of, or declaration or filing with, or notification to, any person is required on the part of the Purchaser in connection with the execution and delivery of this Agreement, or the performance by the Purchaser of any of its obligations hereunder.

5.6 Damages. In the event of a breach by the Purchaser of any of the representations of the Purchaser contained in this Article V (the "Purchaser's Representations") or of any of its agreements, covenants or undertakings contained in this Agreement (the "Purchaser's Covenants"), the Purchaser shall be obligated to pay to the Seller compensation for any damage incurred by the Seller as a result of or in connection with such breach of the Purchaser's Representations or the Purchaser's Covenants.


                                   ARTICLE VI
                         JOINT COVENANTS OF THE PARTIES

6.1. Consummation of the Sale. The Parties shall take all actions that may be necessary or desirable for the consummation of the sale of the Sale Shares upon the terms and subject to the conditions contained herein.

6.2  Concentration Approval.

(a) The Purchaser covenants to file with the Antitrust Office, within seven days of the execution of this Agreement, an application pursuant to Competition Act for the approval of the concentration that may be established by the sale of the Sale Shares hereunder.

(b) In preparing the application for approval of the concentration and in the course of the procedure in respect of such application, each Party shall provide to the other Party all requisite assistance, in particular, provide all the required information to the other Party within the shortest possible time limits or, if required, procure such information at the request of the other Party within the shortest possible time limits and shall act in the procedure so that the Concentration Approval is granted.

(c) Concentration Approval means the decision of the Antitrust Office approving the concentration established by the sale of the Sale Shares by the Seller to the Purchaser. Concentration Approval shall also mean the case where, upon the expiration of a certain time limit, the Antitrust Office shall be deemed, according to the Competition Act, to have approved the concentration. Further, Concentration Approval shall also mean a decision of the Antitrust Office to the effect that the concentration established by the sale of the Sale Shares by the Seller to the Purchaser is not subject to approval by the Antitrust Office.

6.3  Antitrust State Aid Decision 1

(a) The Seller covenants to file with the Antitrust Office, within seven days of the execution of this Agreement, an application for exemption from the prohibition of State aid under the State Aid Act for the reason that the sale of the Sale Shares hereunder might be deemed to be State aid.

(b) In preparing the application for exemption from the prohibition of State aid and in the course of the procedure in respect of such application, the Purchaser shall provide the Seller all requisite assistance; in particular, each Party shall provide all the required information to the other Party within the shortest possible time limits or, if required, procure such information at the request of the other Party within the shortest possible time limits and shall act in the procedure so that Antitrust State Aid Decision 1 is issued.

(c) Antitrust State Aid Decision 1 means the decision of the Antitrust Office, pursuant to which the Antitrust Office terminates the procedure because it has found that no State aid is involved in the sale of the Sale Shares by the Seller to the Purchaser. Antitrust State Aid Decision 1 shall also mean a decision of the Antitrust Office, pursuant to which the Antitrust Office approves an exemption from the prohibition of State aid.

6.4 Information Requirement. If any Party becomes aware of any fact that is decisive for the running of any time limit determined by this Agreement, it shall inform the other Party of such fact without delay.


                                   ARTICLE VII
                                   TERMINATION

7.1 Termination. The contractual relationship between the Seller and the Purchaser hereunder shall terminate only for the following reasons:

(a) prior to the transfer of the Sale Shares to the Purchaser, by mutual agreement of the Seller and the Purchaser as of the date provided for herein;

(b) if the REAS Concentration Approval or the CEPS Concentration Approval is not granted or Antitrust State Aid Decision 1 or Antitrust State Aid Decision 2 or Antitrust State Aid Decision 3 is not issued, as of the date on which the time limit for filing a complaint against a final rejection by the Antitrust Office in any of such matters has expired without such complaint having been filed or (if such complaint against the rejection by the Antitrust Office has been filed within the statutory time limit) as of the date on which the decision of the competent court dismissing such complaint becomes final and effective;

(c) the obligation of the Purchaser set forth in Section 5.4 hereof has not been performed within the time limit specified therein;

(d)  for the reasons set out in Section  9.1 and/or  Section 9.2 and/or  Section
     9.3 hereof;

(e) rescission by the Seller or the Purchaser prior to the transfer of the Sale Shares to the Purchaser in the event that the Antitrust Office issues, instead of Antitrust State Aid Decision 1, a decision approving an exemption from the prohibition of State aid "subject to specified conditions," with effect as of the date of delivery of the notice of rescission;

(f) rescission by the Seller prior to the transfer of the Sale Shares to the Purchaser, if the Purchaser shall materially breach this Agreement and, if such breach is capable of being cured, shall fail to cure such breach within fifteen (15) days after written notice thereof from the Seller, with effect as of the date of delivery of the notice of rescission to the Purchaser; or

(g) rescission by the Purchaser prior to the transfer of the Sale Shares to the Purchaser, if the Seller shall materially breach this Agreement and, if such breach is capable of being cured, shall fail to cure such breach within fifteen (15) days after written notice thereof from the Purchaser, with effect as of the date of delivery of the notice of rescission to the Seller.

7.2 Exclusion of Certain Provisions of the Commercial Code. Neither Party shall be entitled to rescind or otherwise terminate this Agreement except as expressly provided in Section 7.1 hereof, and the application of the provisions of Section 345 (1) and (3), Sections 346 through 350, Section 356 and Section 436(1)(d) of the Commercial Code shall be excluded and shall not apply to this Agreement.


                                  ARTICLE VIII
                                   DEFINITIONS

For the purposes of this Agreement, the following terms shall have the following meanings:

"CEPS, a.s." means CEPS, a.s., having its registered office at Elektrarenska 774/2, 101 52 Prague 10, Identification No.: 25702556.

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
"Share Settlement Date" means the eighth Business Day immediately following the later of the Availability Date of All Decisions and the date on which compliance with the obligations described in Section 5.4 hereof is evidenced and the date on which the Purchaser and the CEPS Share Transferee execute a written agreement with the Depositary.

"Draft Settlement Date" means the eighth Business Day immediately following the preparation and delivery of the New Expert Opinion by the New Expert, insofar as the New Expert shall be appointed by both courts of competent jurisdiction, or, as the case may be, of the New Expert Opinion by the Expert, to the Purchaser and the CEPS Share Transferee.

"Confidential Information" means any information concerning the terms and conditions of this Agreement and, in addition, any information exchanged between the Parties and their respective advisers in connection with the negotiation of this Agreement. Confidential Information shall not include any information which becomes available to the general public other than by a breach of any obligation of the relevant Party under Section 10.3 hereof;

"Jihoceska Energetika" means Jihoceska energetika, a.s., having its registered office at Lannova 16, 370 49 Ceske Budejovice, Identification No.: 60826819.

"Jihomoravska Energetika" means Jihomoravska energetika, a.s., having its registered office at Lidicka 36, 659 44 Brno, Identification No.: 49970194.

"CZK" means the Czech crown, the lawful currency of the Czech Republic.

"Purchase Price" shall have the meaning ascribed to such term in Section 2.1 hereof.

"Ministry of Labor and Social Affairs" means the division of the executive branch of the government acting on behalf of the Czech Republic in accordance with Act No. 219/2000 Coll., on the Property of the Czech Republic and the Action of the Czech Republic in Legal Relationships, as amended.

"CEPS Share Transferee" means OSINEK, a.s., having its registered office at Ruska 56, c.p. 397, Ostrava-Vitkovice, Postal Code: 706 02, Identification No.:
0001 2173.

"New Draft" means the draft drawn by the Purchaser on the Seller, made not to order, in the principal amount equal to the purchase price for the shares in CEPS, a.s. as determined by the CEPS Share Purchase Price according to the New Expert Opinion, insofar as the New Expert shall be appointed by both courts of competent jurisdiction, or, as the case may be, according to the Expert's New Expert Opinion pursuant to Section 3.6 hereof, payable at sight, to be accepted by the CEPS Share Transferee as the drawee, in the form of Exhibit A hereto.

"New Expert" means the expert appointed by both courts pursuant to nominations made by the CEPS Share Transferee and the Purchaser under the CEPS Share Purchase Agreement. If the proceedings in respect of either of or both the nominations for the expert under the CEPS Share Purchase Agreement are discontinued because of a bar of res judicata, New Expert means the expert nominated under the CEPS Share Purchase Agreement, even though he or she has not been appointed by the courts.

"New Expert Opinion" means the expert opinion giving a valuation of the shares in CEPS sold under the CEPS Share Purchase Agreement, prepared by the New Expert after the Share Settlement Date under Section 3.6 hereof.

"Expert's New Expert Opinion" means the expert opinion giving a valuation of the shares in CEPS sold under the CEPS Share Purchase Agreement, prepared by the Expert after the CEPS Share Settlement Date under Section 3.6 hereof.

"Commercial Code" shall have the meaning ascribed to such term in the Preamble to this Agreement.

"Securities Dealer" means the person having a securities dealer license pursuant to the Securities Act and being a member of UNIVYC that shall be designated by written notice of the Purchaser delivered to the Seller within 60 days of the execution of this Agreement.

"Availability Date of All Decisions" means the date on which the CEPS Concentration Approval, the REAS Concentration Approval, Antitrust State Aid Decision 1, Antitrust State Aid Decision 2 and Antitrust State Aid Decision 3 become final and enforceable. In the event that the above decisions do not become final and enforceable on the same day, the Availability Date of All Decisions shall be the latest of the dates on which the CEPS Concentration Approval, the REAS Concentration Approval, Antitrust State Aid Decision 1,
Antitrust State Aid Decision 2 and Antitrust State Aid Decision 3 become final and enforceable.

"CEPS Concentration Approval" means the decision of the Antitrust Office approving the concentration of competitors established by the sale of shares in CEPS, a.s. by the Purchaser to OSINEK under the CEPS Share Purchase Agreement; OSINEK shall apply for the approval. CEPS Concentration Approval shall also mean the case where, upon the expiration of a certain time limit, the Antitrust Office shall be deemed, according to the Competition Act, to have approved the concentration of competitors established by the sale of shares in CEPS, a.s. by the Purchaser to OSINEK under the CEPS Share Purchase Agreement. Further, CEPS Concentration Approval shall also mean a decision of the Antitrust Office to the effect that the concentration established by the sale of shares in CEPS, a.s. by the Purchaser to OSINEK under the CEPS Share Purchase Agreement is not subject to approval by the Antitrust Office.

"REAS  Concentration  Approval" shall have the meaning  ascribed to such term in
Section 6.2(c) hereof.

"Business Day" means any day on which UNIVYC and banks in the Czech Republic are open for business.

"Third Party Rights" means any encumbrance and contractual right of a third party with respect to securities, including, without limitation, any pledge, right of first refusal, call option or put option, suspension of rights and restriction on transfer.

"Prazska Energetika" means Prazska energetika, a.s., having its registered office at Na Hroude 1492/4, 100 05 Prague 10, Identification No.: 60193913.

"Sale Shares" means, collectively, the Sale Shares of Prazska Energetika, the Sale Shares of Stredoceska Energeticka, the Sale Shares of Vychodoceska Energetika, the Sale Shares of Severoceska Energetika, the Sale Shares of Zapadoceska Energetika, the Sale Shares of Jihoceska Energetika, the Sale Shares of Jihomoravska Energetika, and the Sale Shares of Severomoravska Energetika.

"Jihoceska Energetika Sale Shares" means, collectively, (i) 651,579 book-entry bearer common shares of Jihoceska Energetika, ISIN: CZ0005077057, having a nominal value of CZK 1,000 per share, the total nominal value of which represents 34% of the registered capital of Jihoceska Energetika.

"Jihomoravska Energetika Sale Shares" means, collectively, 1,179,544 book-entry bearer common shares of Jihomoravska Energetika, ISIN: CZ0005077958, having a nominal value of CZK 1,000 per share, the total nominal value of which represents 33.4% of the registered capital of Jihomoravska Energetika.

"Prazska Energetika Sale Shares" means, collectively, 1,315,611 book-entry bearer common shares of Prazska Energetika, ISIN: CZ0005078154, having a nominal value of CZK 1,000 per share, the total nominal value of which represents 34% of the registered capital of Prazska Energetika.

"Severoceska Energetika Sale Shares" means, collectively, (i) 1,565,046 book-entry bearer common shares of Severoceska Energetika, ISIN: CZ0005078055, having a nominal value of CZK 1,000 per share, (ii) 297 book-entry registered common shares of Severoceska Energetika, ISIN: CZ0005106781, having a nominal value of CZK 1,000 per share, and (iii) 1 book-entry registered golden share of Severoceska Energetika, SIN: 770950001725, having a nominal value of CZK 1,000, the total nominal value of which represents 48.05% of the registered capital of Severoceska Energetika.

"Severomoravska Energetika Sale Shares" means, collectively, (i) 1,654,706 book-entry bearer common shares of Severomoravska Energetika, ISIN:
CZ0005078352, having a nominal value of CZK 1,000 per share, (ii) 3,076 book-entry registered common shares of Severomoravska Energetikav, SIN:
770950000404, having a nominal value of CZK 1,000 per share, the total nominal value of which represents 0.09% of the registered capital of Severomoravska Energetika, and (iii) 1 book-entry registered golden share of Severomoravska Energetika, SIN: 770950000677, having a nominal value of CZK 1,000, the total nominal value of which represents 48.66% of the registered capital of Severomoravska Energetika.

"Stredoceska Energeticka Sale Shares" means, collectively, (i) 1,871,706 book-entry bearer common shares of Stredoceska Energeticka, ISIN: CZ0005078253, having a nominal value of CZK 1,000 per share, (ii) 39 book-entry registered common shares of Stredoceska Energeticka, SIN: 770950000784, having a nominal value of CZK 1,000 per share, and (iii) 1 book-entry registered golden share of Stredoceska Energeticka, SIN: 770950000792, having a nominal value of CZK 1,000, the total nominal value of which represents 58.30% of the registered capital of Stredoceska Energeticka.

"Vychodoceska Energetika Sale Shares" means, collectively, (i) 1,265,177 book-entry bearer common shares of Vychodoceska Energetika, ISIN: CZ0005076950, having a nominal value of CZK 1,000 per share, and (ii) 1 book-entry registered golden share of Vychodoceska Energetika, SIN: 770950001469, having a nominal value of CZK 1,000, the total nominal value of which represents 49.62% of the registered capital of Vychodoceska Energetika.

"Zapadoceska Energetika Sale Shares" means, collectively, (i) 774,853 book-entry bearer common shares of Zapadoceska Energetikav, ISIN, CZ0005077354, having a nominal value of CZK 1,000 per share, (ii) 391 book-entry registered common shares of Zapadoceska Energetika, SIN: 770950000818, having a nominal value of CZK 1,000 per share, and (iii) 1 book-entry registered golden share of Zapadoceska Energetika, SIN: 770950000719, having a nominal value of CZK 1,000, the total nominal value of which represents 48.28% of the registered capital of Zapadoceska Energetika.

"Purchaser's  Representations"  shall have the meaning  ascribed to such term in
Section 5.6 hereof.

"Seller's  Representations"  shall  have the  meaning  ascribed  to such term in
Section 4.8 hereof.

"Purchaser Settlement Order" means the order entered by the Purchaser through the Securities Dealer in the UNIVYC settlement system to arrange the registration of the transfer of the Sale Shares from the securities account of the Seller maintained at the Securities Center to the securities account of the Purchaser maintained at the Securities Center on the Settlement Date. The form of the Purchaser Settlement Order is attached as Exhibit B hereto.

"Seller Settlement Order" means the order entered by the Seller in the UNIVYC settlement system to arrange the registration of the transfer of the Sale Shares from the securities account of the Seller maintained at the Securities Center to the securities account if the Purchaser maintained at the Securities Center on the Settlement Date. The form of the Seller Settlement Order is attached as Exhibit C hereto.

"Settlement Orders" means, collectively, the Purchaser Settlement Order and the Seller Settlement Order.

"Initial Expert Opinion" means the Expert's expert opinion pursuant to which the shares in CEPS sold under the CEPS Shares Purchase Agreement were valued prior to the execution of this Agreement.

"Antitrust State Aid Decision 1" shall have the meaning ascribed to such term in
Section 6.3 (c) hereof.

"Antitrust State Aid Decision 2" means the decision of the Antitrust Office, pursuant to which the Antitrust Office shall terminate the procedure conducted under the State Aid Act on the basis of an application for an exemption from the prohibition of State Aid, filed by Ceska konsolidacni agentura, because it has found that no State aid is involved in the sale of shares under the Zapadoceska Energetika Share Purchase Agreement. Antitrust State Aid Decision 2 shall also mean the decision of the Antitrust Office, pursuant to which the Antitrust Office approves an exemption from the prohibition of State aid.

"Antitrust State Aid Decision 3" means the decision of the Antitrust Office, pursuant to which the Antitrust Office shall terminate the procedure conducted under the State Aid Act on the basis of an application for an exemption from the prohibition of State aid, filed by the CEPS Share Transferee, because it has found that no State aid is involved in the sale of shares under the CEPS Share Purchase Agreement. Antitrust State Aid Decision 3 shall also mean the decision of the Antitrust Office, pursuant to which the Antitrust Office approves an exemption from the prohibition of State aid.

"Severoceska   Energetika"  means  Severoceska  energetika,   a.s.,  having  its
registered  office  at  Teplicka  874/8,  405 49 Decin IV,  Identification  No.:
49903179.

"Severomoravska Energetika" means Severomoravska energetika, a.s., having its registered office at 28. rijna 152, 709 02 Ostrava, Identification No.:
47675691.

"Depositary" means the person designated by agreement of the Purchaser and the CEPS Share Transferee, with whom the Draft will be deposited after its issuance by the Seller and acceptance by the Purchaser pursuant to Section 3.1 (b) hereof.

"Draft" means the draft drawn by the Purchaser on the Seller, made not to order, in the principal amount of CZK 11,620,692,000, payable at sight, to be accepted by the CEPS Share Transferee as the drawee, in the form attached as Exhibit A hereto. The principal amount of the Draft shall be equal to the purchase price for the shares in CEPS, a.s. determined by the CEPS Share Purchase Agreement prior to its adjustment pursuant to Section 3.6 hereof.

"CEPS Share Purchase Agreement" means the share purchase agreement dated June 28, 2002 entered into by and between the Purchaser and the CEPS Share
Transferee, under which the Purchaser shall transfer to the CEPS Share Transferee 91,064,240 book-entry registered common shares of CEPS, a.s., having a nominal value of CZK 100 per share, SIN: 770000002673, representing approximately 51% of the registered capital of CEPS, a.s.

"Agreement with the Ministry of Labor and Social Affairs" means the share purchase agreement entered into by and between the Purchaser and the Ministry of Labor and Social Affairs, under which the Purchaser shall transfer to the Ministry of Labor and Social Affairs 26,783,600 book-entry registered common shares of CEPS, a.s., having a nominal value of CZK 100 per share, SIN:
770000002673, representing approximately 15% of the registered capital of CEPS, a.s., for a purchase price of CZK 3,417,851,000, which may be adjusted according to the New Expert Opinion or, as the case may be, the Expert's New Expert Opinion.

"Zapadoceska Energetika Share Purchase Agreement" means the share purchase agreement entered into by and between the Purchaser and Ceska konsolidacni agentura, having its registered office at Janovskeho 438/2, Prague 7, Postal
Code: 170 06, Identification No.: 70109966, under which Ceska konsolidacni agentura shall transfer to the Purchaser 31,754 book-entry registered common shares of Zapadoceska energetika, a.s., having a nominal value of CZK 1,000 per share, SIN: 770950000818, representing approximately 1.98% of the registered capital of Zapadoceska energetika, a.s. for a purchase price of CZK 196,290,000.

"Party"  means  either  the  Seller  or  the  Purchaser,   and  "Parties"  means
collectively the Seller and the Purchaser.

"Companies" means, collectively, (i) Prazska Energetika, (ii) Stredoceska Energeticka, (iii) Vychodoceska Energetika, (iv) Severoceska Energetika, (v)
Zapadoceska Energetika, (vi) Jihoceska Energetika, (vii) Jihomoravska Energetika, and (viii) Severomoravska Energetika.

"Stredoceska Energeticka" means Stredoceska energeticka, a.s., having its registered office at Vinohradska 325/8, 120 21 Prague 2, Postal Code: 60193140.

"Closing Date" mean, in accordance with the Resolution, the date on which the shares in CEPS, a.s. shall be transferred under the CEPS Share Purchase Agreement from the securities account of the Purchaser maintained at the Securities Center to the securities account of the CEPS Share Transferee maintained at the Securities Center.

"UNIVYC" shall have the meaning ascribed to such term in Section III(a) hereof.

"Antitrust Office" means the Office for the Protection of Competition.

"Resolution" shall have the meaning ascribed to such term in the Preamble hereto.

"Selected Finance Documents" means (i) the DEM 280 Million Multi-Currency Loan Agreement entered into by and between the Purchaser and a syndicate of banks, due 2003 and (ii) the EUR 85 Million Guarantee Agreement for the benefit of the European Investment Bank entered into by and between the Purchaser and a syndicate of banks, due 2013.

"Selected Affirmative Covenant" means the Purchaser's covenant under the Selected Finance Documents to hold more than 50% share in the company owning the assets of the transmission grid.

"Vychodoceska Energetika" means Vychodoceska energetika, a.s., having its registered office at Sladkovskeho 215, 501 03 Hradec Kralove, Identification
No.: 60108720.

"Closing" shall have the meaning ascribed to such term in Section 3.1 hereof.

"Draft  Settlement" shall have the meaning ascribed to such terms in Section 3.6
(h) hereof.

"Securities Act" shall have the meaning ascribed to such term in the Preamble hereto.

"Competition Act" means Act No. 143/2001 Coll., on the Protection of Competition and Amendments to Certain Acts.

"State Aid Act" means Act No. 59/2000 Coll., on State Aid,  as amended.

"Zapadoceska Energetika" means Zapadoceska energetika, a.s., Gauldenerova 19, 303 28 Plzen, Identification No. 49790463.

"Purchaser's  Covenants" shall have the meaning ascribed to such term in Section
5.6 hereof.

"Seller's Covenants" shall have the meaning ascribed to such term in Section 4.8 hereof.

"Expert" means doc. Ing. Robert Maticka, DrSc., an expert in the area of economics, prices and appraisals, appointed for the purposes of the CEPS Share Purchase Agreement in accordance with the provisions of Section 196a (3) and
Section 59 (3) of the Commercial Code by Resolution Ref. No. Nc 4139/2002-7 of the Prague Municipal Court dated April 8, 2002, which became final and effective on April 9, 2002.


                                   ARTICLE IX
                            INTERCONNECTED AGREEMENTS

9.1 If the CEPS Share Purchase Agreement shall not have been entered into within 60 (sixty) days following the execution of this Agreement or if the CEPS Share Purchase Agreement shall be terminated, whether by agreement of the parties thereto or by withdrawal of any of the parties thereto or otherwise, this Agreement shall terminate as of the same date.

9.2 If the Agreement with the Ministry of Labor and Social Affairs shall not have been entered into within 60 (sixty) days following the execution of this Agreement or if the Agreement with the Ministry of Labor and Social Affairs shall be terminated, whether by agreement of the parties thereto or by withdrawal of any of the parties thereto or otherwise, this Agreement shall terminate as of the same date.

9.3 If the Zapadoceska Energetika Share Purchase Agreement shall not have been entered into within 60 (sixty) days of the execution of this Agreement or if the Zapadoceska Energetika Share Purchase Agreement shall be terminated, whether by agreement of the parties thereto or by withdrawal of any of the parties thereto or otherwise, this Agreement shall terminate as of the same date.

9.4 If the Antitrust Office fails to issue Antitrust State Aid Decision 1 or Antitrust State Aid Decision 2 or Antitrust State Aid Decision 3 and issues instead of any (or all) of them a decision approving an exemption from the prohibition of State aid "subject to the specified conditions" and, consequently, any of the agreements referred to in Sections 9.1 through 9.3 hereof terminates, the other agreements referred to in Sections 9.1 through
     9.3 hereof shall terminate as of the same date.


                                    ARTICLE X
                                FINAL PROVISIONS

10.1 Costs and Expenses. The Parties shall bear their own respective costs and expenses incurred in connection with the negotiation and execution and delivery of this Agreement and the performance of their obligations hereunder.

10.2 Further Assurances. The Parties agree to take such other actions not expressly provided for herein as may be necessary or desirable for the consummation of the sale of the Sale Shares upon the terms and subject to the conditions contained herein.

10.3 Confidentiality and Publicity.

Each of the Parties agrees that it shall not disclose any Confidential Information to any third party without the prior written consent of the other Party. This obligation of confidentiality shall not apply to disclosures of Confidential Information to employees, directors, advisers or agents of the Parties, provided, however, that the disclosing Party shall in each case be liable for any breach of the obligations under this Section 10.3 by such persons. In addition, the obligation of confidentiality under this Section 10.3 shall not apply in the event that a Party is required by applicable law or a judicial or administrative decision to provide a court or administration body with any Confidential Information, however, in each such case only to the extent required by such law or such judicial or administrative decision and subject to a prompt written notice thereof to the other Party if permitted by applicable law. Notwithstanding the above provisions of this Section 10.3, the Seller shall be entitled to disclose any Confidential Information also to the Cabinet of the Czech Republic, the Ministry of Finance of the Czech Republic, the Ministry of Industry and Trade of the Czech Republic and the Ministry of Labor and Social Affairs of the Czech Republic.

10.4 Entire Agreement, Amendments. This Agreement represents the entire understanding and agreement between the Parties with respect to the subject matter hereof and can be amended only by a written instrument signed by both Parties.

10.5 Waivers. No failure on the part of either Party to exercise, and no delay in exercising or extension of time for the exercise of, any right hereunder shall operate as a waiver thereof.

10.6 Governing Law. All rights and obligations of the Parties hereunder shall be governed by the laws of the Czech Republic.

10.7 Arbitration. Any dispute that may arise out of or in connection with this Agreement shall, to the exclusion of courts of general jurisdiction, be finally settled by arbitration under the Rules of Arbitration of the Arbitration Court attached to the Economic Chamber of the Czech Republic and the Agrarian Chamber of the Czech Republic by three arbitrators appointed in accordance with the Rules. The Parties agree to perform all obligations placed upon them in the award within the time limits specified therein. The language of the arbitration shall be Czech. The venue of the arbitration shall be Prague, the Czech Republic. This arbitration clause shall be separately enforceable.

10.8 Costs of Arbitration. All costs and expenses of arbitration shall be apportioned between the parties to the arbitration by the arbitrators on the basis of the arbitral award.

10.9 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given to the relevant Party when delivered personally or mailed by registered mail at the following address (or at such other address as the relevant Party may have specified by notice given to the other Party pursuant to this Section 10.9):

If to the Seller:

          Fond narodniho majetku Ceske republiky
          Rasinovo nabrezi 42
          120 00 Praha 2
          Attention:  2nd Vice-Chairman of the Executive Committee

If to the Purchaser:

          CEZ, a.s.
          Duhova 2/1444
          Praha 4 - Michle, PSC: 140 53

          Attention:  Ing. Miroslav Stehlik, Director of Equity Interest Section

10.10 Severability. If any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, then, to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and the Parties shall attempt to deliver the benefits of such provision in a manner that is not invalid, illegal or unenforceable.

10.11 Binding Effect; Assignment. This Agreement shall be binding upon the Parties and their respective successors and permitted assigns. With the exception of the Seller's right to assign all or any part of its claims against the Purchaser for the payment of the Purchase Price to the Ministry of Labor and Social Affairs, neither the Seller nor the Purchaser shall be entitled to assign its rights hereunder to any third party without the prior written consent of the other Party. The Seller shall only be entitled to use the Draft delivered to it hereunder in accordance with the Resolution, i.e., to increase the registered capital of the CEPS Share Transferee by setting off the amount payable under the Draft against the claim of the CEPS Share Transferee for the payment of the issue price of the shares. The Seller shall not be entitled in any way to transfer the drafts drawn by the Purchaser under Section 2.2 (d) through (g) hereof or the rights thereunder; such drafts may be made by the Purchaser "not to order."

10.12 No Unilateral Setoff. None of the Parties shall be entitled to any unilateral setoff of any claim it may have against the other Party in respect of any of its obligations it may have to the other Party hereunder.

10.13 Default Interest. In the event of a default in the payment of any amount due and payable under this Agreement, the defaulting Party shall pay to the other Party, from the default date until the date such amount shall have been paid, default interest at a rate of 0.05% for each day of default.

10.14 Counterparts. This Agreement has been executed in four (4) counterparts. Each of the Parties shall receive two counterparts.

Prague, July 28, 2002


On behalf of Fond narodniho majetku Ceske republiky:


          [signature]
-----------------------------------
Name:   Ing. Vladislav Raska
Title:  First Deputy Director of the Executive Committee


          [signature]
-----------------------------------
Name:   Ing. Jan Juchelka
Title:  Second Deputy Director of the Executive Committee


On behalf of CEZ, a.s.:


          [signature]
-----------------------------------
Name:   Ing. Jaroslav Mil, M.B.A.
Title:  Chairman of the Board of Directors


          [signature]
-----------------------------------
Name:   JUDr. Ivan Cestr
Title:  Director

                                                Exhibit A

                                               [Form Draft]

                     |   Prague, [ ] [ ], 2002
                     |   ---------------------
                     |   Place and date of issuance
                     |
                     |   at sight            Pay for this Draft
                     |   Maturity
                     |
Accepted on [ ] [ ], |   To: Fond  narodniho  majetku  Ceske  republiky,  with its  registered  office at
2002 OSINEK, a.s.,   |   Rasinovo nabrezi 128 00, Praha 2, Identification No.: 41692918
Ruska 56, c.p. 397,  |
Ostrava-Vitkovice,   |        NOT TO ORDER
Postal Code: 706 02, |
Identification No.:  |             Currency CZK              Sum ==[  ]==
0001 2173            |
                     |
                     |                                              ==[  ] Czech crowns==
-----------------    |
Date of acceptance   |             Sum in words
and signature of the |
acceptor             |             The  Draft may be  presented  for  payment  within  five  years of the
                     |   issuance date.
                     |
                     |   Drawee:  OSINEK, a.s., Ruska 56, c.p. 397,  Ostrava-Vitkovice,  Postal Code: 706
                     |   02, Identification No. 0001 2173
                     |
                     |   Due and payable in (place of payment): Ostrava - Vitkovice
                     |
                     |             CEZ, a.s., with its registered  office at Duhova 2/1444,  140 53 Praha
                     |             4, Identification No.: 45274649
                     |
                     |
                     |             -----------------------------------------------------------------
                     |             Business  name,   address  and   signature(s)  of  the  person(s)
                     |             authorized to act on behalf of the drawer, with the specification
                     |             of title

                                    Exhibit B

                      [Form of Purchaser Settlement Order]

The Agent,  a.s., with its registered  office at  ............................., represented by  .......................  (name, surname,  title),  authorized to represent the purchaser, ..........................,  with its registered office at ............................., in procuring the settlement of the purchase of the book-entry securities specified below, hereby requests UNIVYC, a.s., with its registered office in Praha 1, Rybna 14, Identification No.: 25 08 14 89 ("Univyc") to check the matched transfer orders regarding the sale of shares in Prazska energetika, a.s., Stredoceska energeticka, a.s., Vychodoceska energetika, a.s., Severoceska energetika, a.s., Zapadoceska energetika, a.s., Jihoceska energetika, a.s., Jihomoravska energetika, a.s., and Severomoravska energetika, a.s.:

Name (business name) of the Agent:                          ....................

Contact Person, Tel. No.:                                   ....................

The Dealer's No. at Univyc:                                 ....................

Type of Settlement:                                         ....................

The owner's Registration No. at the Securities Center:      ....................

The owner's Identification No. at the Securities Center:    ....................

ISIN of the Securities:                                     ....................

Number of Securities Transferred:                           ....................

Price per Security:                                         ....................

Settlement Date:                                            ....................




...................................................................
signature of the person authorized to act on behalf of the Dealer, conforming to the specimen signatures kept at Univyc

                                    Exhibit C

                        [Form of Seller Settlement Order]

(Name of  transferor)  .......................,  with its  registered  office at
..............................,  represented  by  .......................  (name, surname, title), hereby requests UNIVYC, a.s., with its registered office in Praha 1, Rybna 14, IC: 25 08 14 89 ("Univyc") to check the matched transfer orders regarding the sale of shares in Prazska energetika, a.s., Stredoceska energeticka, a.s., Vychodoceska energetika, a.s., Severoceska energetika, a.s.,
Zapadoceska   energetika,   a.s.,  Jihoceska  energetika,   a.s.,   Jihomoravska
energetika, a.s., and Severomoravska energetika, a.s.:

Name of the Transferor:                                     ....................

Contact Person, Tel. No.:                                   ....................

The Transferor's No. at Univyc:                             ....................

Type of Settlement:                                         ....................

The owner's Registration No. at the Securities Center:      ....................

The owner's Identification No. at the Securities Center:    ....................

ISIN of the Securities:                                     ....................

Number of Securities Transferred:                           ....................

Price per Security:                                         ....................

Settlement Date:                                            ....................




.......................................................................
signature of the person authorized to act on behalf of the Transferor, conforming to with the specimen signatures kept at Univyc

                                    Exhibit D
                     [Form Promissory Note of the Purchaser]



                  Currency CZK               Sum ==[]==

Prague, [ ] [ ], 2002
---------------------
Place and date of issuance

I promise to pay           on []
                           Maturity Date

to: Fond narodniho majetku Ceske republiky, with its registered office at Rasinovo nabrezi 128 00, Praha 2, Identification No.: 41692918 not to order

                                                       ==[] Czech crowns==
Sum in words

Due and payable in (place of payment): Prague                          CEZ, a.s.
Due and payable at (domicile): [fill in a Czech bank or                Duhova 2/1444, 140 53 Praha 4 a foreign
bank branch in Prague]                                                 Identification No.:
                                                                       45274649


                                                                       ----------------------------------------------
                                                                       Business name, address and signature(s) of the
                                                                       person(s) authorized to act on behalf of the
                                                                       drawer, with the specification of title

                 CERTIFICATION OF FAIR AND ACCURATE TRANSLATION

The undersigned hereby certifies that to the best of my knowledge the above English translation is a fair and accurate translation of the original Czech language document.




Date: June 25, 2003                By:  /s/ Libuse Latalova
                                      ---------------------------------
                                      Name:  Libuse Latalova
                                      Title: Head of Finance Administration